Exhibit 99.1

Ariba Completes Merger with FreeMarkets and Effects Reverse Stock Split

SUNNYVALE, CA, July 1, 2004 - Ariba®, Inc. (Nasdaq: ARBA), the leading Spend Management (SM) solutions provider, today announced that it has completed its merger with FreeMarkets, Inc. and effected a one-for-six reverse split of its common stock. As announced earlier this week, the merger was approved by the stockholders of each company on June 28, 2004, at which time Ariba’s stockholders and its board of directors approved the reverse stock split. Ariba’s common stock will temporarily trade under the symbol “ARBAD” to designate that it is trading on a post reverse split basis.

About Ariba, Inc.

Ariba, Inc. is the leading Spend Management (SM) solutions provider. Ariba helps companies develop and leverage spend management as a core competency to drive significant bottom line results. Ariba Spend Management software and services allow companies to align their organizations with a spend-centric focus and deploy closed-loop processes for increased efficiencies and sustainable savings. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

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Ariba and the Ariba logo are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Contracts, Ariba Travel & Expense, Ariba Workforce, Ariba Invoice, Ariba eForms, Ariba Enterprise Sourcing, Ariba Supplier Network, BPM Services, Power Sourcing, Total Spend Capture and PO-Flip are trademarks or service marks of Ariba, Inc. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from its current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; the impact of recent workforce reductions on Ariba’s operations; lengthening sales cycles and the deferrals of anticipated orders; declining economic conditions, including a recession; inability to control costs; changes in the company’s pricing or compensation policies; inability to successfully manage a reduction in the company’s workforce; significant fluctuations in our stock price; the outcome of legal proceedings relating to the restatement of our financial statements; the possibility that stockholders or regulatory authorities may initiate additional proceedings against Ariba and/or our officers and directors as a result of the restatements; the impact of acquiring Alliente and Softface and entering into an agreement to acquire FreeMarkets, including the disruption or loss of customer, business partner, supplier or employee relationships; the level of costs and expenses incurred by Ariba as a result of such transactions; and the level of professional fees and expenses incurred by Ariba in connection with its previously disclosed accounting review and associated regulatory and litigation proceedings. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed May 17, 2004 and in its Form S-4 filed May 13, 2004.

Contacts:

Ingrid Bell

Public Relations

Ariba, Inc.

650-390-4204

ibell@ariba.com

John Ederer

Investor Relations

Ariba, Inc.

(650) 390-2742

jederer@Ariba.com